UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2006

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	63-1074067
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2006, the Compensation Committee (the “Committee”) of Hibbett Sporting Goods, Inc., (the “Company”) authorized the payment of the annual incentive (i.e., bonus) awards described below for the year ended January 28, 2006 (fiscal 2006). These annual incentive awards are in addition to the previously announced incentive awards described on our Form 8-K dated March 1, 2006. Consistent with past practice, the payment of the awards is made upon the Company achieving defined net income goals and the Named Executive Officer achieving certain personal goals. The following table sets forth additional cash payments to the Named Executive Officers in respect of their annual incentive awards for fiscal 2006:

Name	Position	Additional Annual Incentive (Fiscal 2006)

Michael J. Newsome	Chief Executive Officer and Chairman of the Board	$55,440
Cathy E. Pryor	Vice President of Operations	$30,100
Jeffry O. Rosenthal	Vice President of Merchandising	$30,800
Gary A. Smith	Vice President and Chief Financial Officer	$31,500

The Company intends to provide additional information regarding the compensation awarded, including equity awards, to the Named Executive Officers in respect of and during the year ended January 28, 2006, in the proxy statement for the Company’s 2006 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Vice President and Chief Financial Officer

March 29, 2006